Exhibit 10.4
Execution Copy
“Notwithstanding anything herein to the contrary, the liens and security interests granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder, are subject to the limitations and provisions of the Intercreditor Agreement dated as of December, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Bank of America, N.A., The Bank of New York Trust Company, N.A., Neenah Foundry Company and the Subsidiaries of Neenah Foundry Company party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern”.
PLEDGE AGREEMENT
          THIS PLEDGE AGREEMENT (this “Agreement”) is made and entered into as of December 29, 2006 by each of the undersigned pledgors (collectively, the “Pledgors” and each, a “Peldgor”), in favor of in favor of The Bank of New York Trust Company, N.A. for the benefit of the Secured Parties (as defined below). Unless otherwise defined herein, capitalized terms used herein and defined in the Indenture (as defined below) shall be used herein as therein defined or, if not defined in the Indenture, as defined in the UCC (as defined below).
WITNESSETH:
     WHEREAS, Neenah Foundry Company (the “Company”) and The Bank of New York Trust Company, N.A., as trustee and collateral agent (in such capacity, the “Agent”), have entered into an Indenture, dated as of December 29, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of the 9 1/2% Senior Secured Notes due 2017 (“Notes”) of the Company, all as contemplated therein (with the holders from time to time of Notes being referred to herein as the “Noteholders” and, together with the Agent, as the “Secured Parties”);
     WHEREAS, pursuant to the Note Guaranty, each Guarantor has jointly and severally guaranteed to the Secured Parties the payment when due of all the Obligations;
     WHEREAS, the Company owns 100% of the issued and outstanding capital stock of Deeter Foundry, Inc., a Nebraska corporation (“Deeter”), Mercer Forge Corporation, a Delaware corporation (“Mercer”), Dalton Corporation, an Indiana corporation (“Dalton”), Cast Alloys, Inc., a California corporation (“Cast Alloys”), Neenah Transport, Inc., a Wisconsin corporation (“Neenah Transport”), Gregg Industries, Inc., a California corporation (“Gregg”) and Advanced Cast Products, Inc., a Delaware corporation (“Advanced Cast”), all as further described on Schedule I hereto;
     WHEREAS, Advanced Cast owns 100% of the issued and outstanding capital stock of Belcher Corporation, a Delaware Corporation (“Belcher”) and Peerless Corporation, an Ohio corporation (“Peerless”);

     WHEREAS, Dalton owns 100% of the issued and outstanding capital stock of Dalton Corporation, Stryker Machining Facility Co., an Ohio corporation (“Stryker”), Dalton Corporation, Warsaw Manufacturing Facility (“Warsaw”), an Indiana corporation, Dalton Corporation, Kendallville Manufacturing Facility (“Kendallville”), an Indiana corporation, and Dalton Corporation, Ashland Manufacturing Facility (“Ashland”), an Ohio corporation, all as further described on Schedule I hereto;
     WHEREAS, Mercer owns 100% of the issued and outstanding capital stock of A & M Specialties, Inc., a Pennsylvania corporation (“A&M” and, together with Deeter, Mercer, Dalton, Cast Alloys, Neenah Transport, Gregg, Advanced Cast, Belcher, Peerless, Stryker, Warsaw, Kendallville and Ashland, collectively, the “Issuers” and each, an “Issuer”), as further described on Schedule I hereto;
     WHEREAS, concurrently herewith each Pledgor is entering into a Security Agreement, dated as of the date hereof (the “Security Agreement”), granting to the Agent, for the benefit of the Secured Parties, a first priority security interest in the Collateral (as defined in the Security Agreement), other than Permitted Liens;
     WHEREAS, it is a condition precedent to the issuance of Notes by the Issuer that each Pledgor shall have executed and delivered to the Agent this Agreement;
     WHEREAS, each Pledgor will obtain benefits from the issuance of Notes by the Company under the Indenture and, accordingly, desires to execute this Agreement in order to satisfy the condition described in the preceding recital;
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          1. Pledge. Each Pledgor hereby pledges to Agent, for the benefit of the Secured Parties, and grants to Agent, for the benefit of the Secured Parties, a security interest in:
(a)	the shares of stock of each Issuer identified on Schedule I hereto held by such Pledgor (the “Pledged Shares”) and the certificates representing the Pledged Shares, and all stock dividends, cash dividends, cash, instruments, chattel paper and other rights, property or proceeds and products from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;
(b)	all additional shares of stock of each Issuer at any time acquired by such Pledgor in any manner, and the certificates representing such additional shares (and any such additional shares shall constitute part of the Pledged Shares under this Agreement), and all stock dividends, cash dividends, cash, instruments, chattel paper and other rights, property or proceeds and products from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

(c)	all proceeds of any of the foregoing (the assets described in this Section 1 are collectively referred to as, the “Pledged Collateral”).
          2. Security for Obligations. This Agreement and all of the Pledged Collateral secure the payment and performance of the Obligations (as such term is defined in the Security Agreement), together with all reasonable costs and expenses, including, without limitation, all court costs and reasonable attorneys’ and paralegals’ fees and expenses paid or incurred by the Agent or any other Secured Party in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against Pledgor or any guarantor of all or any part of the Obligations (all such indebtedness, obligations and liabilities described in this Section 2 being collectively called the “Secured Obligations”).
          3. Delivery of Pledged Collateral. Subject to Section 16 hereof, all certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed undated instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent. The Agent shall have the right, at any time upon direction of the Secured Parties and without notice to any Pledgor following the occurrence and during the continuance of an Event of Default, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Pledged Collateral. In addition, during such time the Agent shall have the right to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.
          4. Representations and Warranties. In order to induce the Agent and the other Secured Parties to enter into this Agreement, each Pledgor represents and warrants that the following statements are true, correct and complete:
(a)	Schedule I hereto completely and accurately sets forth, with respect to each Issuer the capital stock of which is owned by such Pledgor, all of the issued and outstanding stock of such Issuer as of the date hereof. All shares of such stock are owned legally and beneficially by the such Pledgor and have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding warrants, options, subscriptions or other contractual arrangements for the purchase of any other shares of stock or any securities convertible into shares of stock of any such Issuer, and there are no preemptive rights with respect to the shares of stock of any such Issuer.
(b)	Assuming that the Agent has taken and is retaining possession of the Pledged Shares in the State of Illinois, the delivery of the Pledged Shares to the Agent pursuant to this Agreement is effective to create a valid and perfected first priority security interest in the Pledged Collateral, free of any adverse claim other than Permitted Liens, securing the payment of the Secured Obligations.
(c)	No consent of any other party (including, without limitation, any creditor of such Pledgor) and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either

(i) for the pledge by such Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by such Pledgor or (ii) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as has already been obtained or taken and except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

(d)	None of the Pledged Shares held by such Pledgor constitutes margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System.

(e)	This Agreement is the legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(f)	All information herein or hereafter supplied to the Agent by or on behalf of the Pledgor with respect to the Pledged Collateral is and will be accurate and complete in all material respects.
          5. Further Assurances.
(a)	Each Pledgor will, from time to time, at such Pledgor’s expense, and upon the Agent’s request, promptly execute and deliver all further instruments and documents and take all further action that is necessary, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, to enable the Agent to exercise and enforce the rights and remedies of the Agent hereunder with respect to any Pledged Collateral or to carry out the provisions and purposes hereof. Without limiting the generality of the foregoing, each Pledgor will: (i) upon the Agent’s request, execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as is necessary, or as the Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby under the laws of any applicable jurisdiction or (ii) upon the Agent’s reasonable request, appear in and defend any action or proceeding that may affect such Pledgor’s title to or the Agent’s security interest in the Pledged Collateral.

(b)	Each Pledgor will, promptly (and in any event within three Business Days) upon the purchase or acquisition of any additional shares of stock of any Issuer, deliver to or on behalf of the Agent such Pledged Shares as required by Section 3 above, together with a proxy substantially in the form attached hereto as Exhibit A, and a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit B hereto (a “Pledge Amendment”), in respect of the additional shares which are to be pledged pursuant to this Agreement. Each Pledgor hereby authorizes the Agent to attach each Pledge Amendment to this Agreement and agrees that all shares listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder be considered Pledged Collateral.
          6. Voting Rights; Dividends; Etc.
(a)	So long as no Event of Default shall have occurred and be continuing and the Agent shall not have delivered to the relevant Pledgor notice of its election to exercise the rights set forth in subsection (b) below:
          (i) Such Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture.
          (ii) Except as otherwise expressly permitted in the Indenture, (A) any cash dividends and other cash distributions paid or payable with respect to any of the Pledged Collateral shall be paid to the Agent and applied to reduce the Secured Obligations in the manner set forth in the Indenture, and (B) any and all instruments, chattel paper and other rights, property or proceeds and products (other than cash or checks) received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, shall be, and shall be forthwith, delivered to the Agent to hold as Pledged Collateral, and shall, if received by such Pledgor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of Pledgor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
          (iii) The Agent shall promptly upon request execute and deliver (or cause to be executed and delivered) to such Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights which such Pledgor is entitled to exercise pursuant to paragraph (i) above, and to receive the dividends which such Pledgor is authorized to receive and retain pursuant to paragraph (ii) above.
(b)	Upon the occurrence and during the continuance of an Event of Default:
          (i) Except as otherwise expressly permitted in the Indenture, all rights of each Pledgor to receive and retain any cash dividends and distributions pursuant to subsection 6(a)(ii), and to exercise the voting and other consensual rights which such Pledgor would otherwise be entitled to exercise pursuant to subsection 6(a)(i), shall cease to be effective upon written notice by the Agent to such Pledgor of the Agent’s intent to exercise its rights hereunder, and upon delivery of such notice shall become vested in the Agent who shall thereupon have the sole right to exercise such voting and other consensual rights and the sole right to receive and hold as Pledged Collateral such dividends (and, to the extent permissible, apply them to payment of the Secured Obligations). In order to effect such transfer of rights, the Agent shall have the right, upon such notice, to date and present to the applicable Issuer an irrevocable proxy executed by such Pledgor substantially in the form attached hereto as Exhibit A (a “Proxy”).
          (ii) Except as expressly permitted in the Indenture, all dividends which are received by such Pledgor contrary to the provisions of this subsection 6(b) shall be received in trust for the benefit of the Agent (for the benefit of the Secured Parties), shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
          7. Transfers and Other Liens; Additional Shares.
(a)	Each Pledgor agrees that such Pledgor will not, except for Permitted Liens, (i) encumber, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or (ii) enter into any other contractual obligations which could reasonably be expected to restrict or inhibit the right or ability of the Agent to sell or otherwise dispose of the Pledged Collateral or any part thereof after the occurrence and during the continuance of an Event of Default.
(b)	Each Pledgor agrees that if any Issuer issues any stock or other securities (including any warrants, options, subscriptions or other contractual arrangements for the purchase of stock or securities convertible into stock) in addition to or in substitution for the Pledged Shares, such Pledgor will deliver, promptly (and in any event within three Business Days) upon its acquisition (directly or indirectly) thereof, any and all writings evidencing any additional Pledged Collateral. Each Pledgor hereby authorizes the Agent to modify this Agreement by unilaterally amending Schedule I to include such shares of stock or other securities.
          8. Agent Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints the Agent as such Pledgor’s attorney-in-fact effective upon the occurrence and during the continuance of an Event of Default, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, the Agent or otherwise, from time to time in the discretion of the Agent to take any action (including completion and presentation of any proxy) and to execute any instrument that is necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to (i) receive, endorse and collect all instruments made payable to such Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof; (ii) exercise the voting and other consensual rights pertaining to the Pledged Collateral; and (iii) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though the Agent was the absolute owner thereof for all purposes, and to do, at Pledgor’s expense, at any time or from time to time, all acts and things necessary or that the Agent deems necessary to protect, preserve or realize upon the Pledged Collateral. Each Pledgor hereby ratifies and approves all acts of the Agent made or taken in accordance with the terms of this Section 8. Except as specifically set forth in Section 10 hereof or in the event of the gross negligence or willful misconduct of the Agent, neither the Agent nor any person designated by Agent shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power of attorney, being coupled with an interest, shall be irrevocable until all Secured Obligations (other than unasserted contingent indemnity obligations) shall have been paid in full and the Noteholder Documents (as such term is defined in the Security Agreement) shall have been terminated.
          9. Agent May Perform. If any Pledgor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be a part of the Secured Obligations.
          10. Limitation on Duty of Agent with Respect to the Pledged Collateral.
(a)	The powers conferred on the Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty on it to exercise any such powers. Beyond the exercise of reasonable care in the custody thereof, the Agent shall have no duty as to any Pledged Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Pledged Collateral. The Agent shall be deemed to have exercised reasonable care in the custody of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Pledged Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Agent in good faith.
(b)	The Agent shall not be responsible for the existence, genuineness or value of any of the Pledged Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Pledged Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Agent, for the validity or sufficiency of the Pledged Collateral or any agreement or assignment contained therein, for the validity of the title of the Pledgors to the Pledged Collateral, for insuring the Pledged Collateral or for the payment of taxes, charges, assessments or Liens upon the Pledged Collateral or otherwise as to the maintenance of the Pledged Collateral.
(c)	Notwithstanding anything in this Agreement to the contrary and for the avoidance of doubt, the Agent shall have no duty to act outside of the United States in respect of any Pledged Collateral located in the jurisdiction other than the United States.

(d)	The Pledgors agree to record and file, at their own expense, financing statements (and continuation statements when applicable) with respect to the Pledged Collateral now existing or hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and maintain perfected the security interests in the Collateral created hereunder and under the other Noteholder Documents, and to deliver a file stamped copy of each such financing statement or other evidence of filing to the Agent promptly thereafter. The Agent shall be under no obligation whatsoever to file such financing statements or continuation statements or to make any other filing under the UCC.
          11. Remedies upon Event of Default. If any Event of Default shall have occurred and be continuing:
(a)	The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party under the Uniform Commercial Code (the “UCC”) in the State of New York, whether or not the UCC applies to the affected Pledged Collateral, and the Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any office of the Agent or elsewhere, for cash, on credit, or for future delivery, at such price or prices and upon such other terms as the Agent deems commercially reasonable. Each Pledgor acknowledges and agrees that such a private sale may result in prices and other terms which may be less favorable to the seller than if such sale were a public sale. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Pledged Collateral, if permitted by law, the Agent, on behalf of the Secured Parties, may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Pledged Collateral or any portion thereof. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuing corporation of such securities to register such securities for public sale under the Securities Act of 1933, as from time to time amended (the “Securities Act”), or under applicable state securities laws, even if the issuing corporation would agree to do so. To the extent permitted by law, each Pledgor hereby specifically waives all rights of redemption, stay or appraisal which such Pledgor has or may have under any law now existing or hereafter enacted.

(b)	Except as expressly permitted in the Indenture and in this Agreement, all cash proceeds received by the Agent in accordance with the terms hereof in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to the terms of the Indenture) in whole or in part by the Agent against all or any part of the Secured Obligations in accordance with the provisions of Section 13. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the relevant Pledgor or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct; provided, that in the event that all of the conditions to the termination of this Agreement pursuant to Section 14 shall not have been fulfilled, such balance shall be held and applied from time to time as provided in this subsection 11(b) until all such conditions shall have been fulfilled.

(c)	Each Pledgor recognizes that the Agent may be unable to effect a public sale of all or part of the Pledged Collateral and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the seller than if sold at public sales and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner, and that the Agent has no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act.
          12. Remedies Cumulative. No failure on the part of the Agent to exercise, and no delay in exercising and no course of dealing with respect to, any power, privilege or right under the other Noteholder Documents or this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any power, privilege or right under any of the other Noteholder Documents or this Agreement preclude any other or further exercise thereof or the exercise of any other such power, privilege or right. The powers, privileges and rights in this Agreement and the Noteholder Documents are cumulative and are not exclusive of any other remedies provided by law.
          13. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Pledged Collateral shall be applied in the manner set forth in the Indenture.
          14. Termination of Security Interests; Release of Collateral. Upon payment and performance in full of all Secured Obligations (other than unasserted contingent indemnity obligations) and termination of the Indenture in accordance with its terms, the security interests granted herein shall terminate and all rights to the Pledged Collateral shall revert to the Pledgors. Upon such termination of the security interests or release of the Pledged Collateral, the Agent will, at the expense of the Pledgors, and subject to Section 20 herein, promptly execute and deliver to each Pledgor such documents as such Pledgor shall reasonably request to evidence the termination of the security interests or the release of such Pledged Collateral which has not yet theretofore been sold or otherwise applied or released. Such release shall be without recourse or warranty to the Agent, except as to the absence of any prior assignments by the Agent of its interest in the Pledged Collateral.
          15. Amendments, Waivers and Consents. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Pledgor therefrom, shall in any event be effective without the written concurrence of the Agent and such Pledgor.
          16. Perfection by Possession or Control. With respect to any provision in this Agreement which requires any Pledgor to deliver possession of any negotiable document, instrument, certificated securities, promissory notes or other Pledged Collateral requiring possession thereof in order to perfect the security interest of the Agent therein under the UCC, or which requires the Agent to have “control” (as defined in the UCC) of such Pledged Collateral, in order to perfect the security interest of the Agent therein, until the Discharge of the Bank Obligations (as defined in the Intercreditor Agreement) has occurred, no such delivery to the Agent shall be required to the extent such Pledged Collateral is delivered to the Bank Agent (as defined in the Intercreditor Agreement) in accordance with the Bank Documents (as defined in the Intercreditor Agreement), it being understood that the Bank Agent is acting as non-fiduciary agent for the benefit of the Agent solely for the purpose of perfecting the security interest in such Pledged Collateral pursuant to the terms of the Intercreditor Agreement.
          17. Notices. Any notice, approval, request, demand, consent or other communication hereunder, including any notice of default or notice of sale, shall be given to the relevant Pledgor or Agent at the applicable address set forth in the Security Agreement (or to such other address previously designated by written notice to the serving party) in accordance with the notice provision thereof.
          18. Continuing Security Interest; Successors and Assigns. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment and performance in full of all Secured Obligations (other than unasserted contingent indemnity obligations) and termination of the Indenture, (ii) be binding upon each Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the the Agent hereunder, to the benefit of the Agent and its successors and assigns. No Pledgor may assign or transfer any of its interests or obligations hereunder without the prior consent of the Agent.
          19. Waiver.
(a)	In addition to any other waivers herein, each Pledgor waives to the greatest extent it may lawfully do so, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets, redemption or similar law, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Pledgor of its obligations under, or the enforcement by the Agent of, this Agreement. Each Pledgor hereby waives diligence, presentment and demand (whether for nonpayment or protest or of acceptance, maturity, extension of time, change in nature or form of the Secured Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of the Secured Obligations, notice of adverse change in any Issuer’s or any other Person’s financial condition or any other fact which might materially increase the risk to such Pledgor) with respect to any of the Secured Obligations or all other demands whatsoever and, to the fullest extent permitted by law, waives the benefit of all provisions of law which are or might be in conflict with the terms of this Agreement.

(b)	If the Agent may, under applicable law, proceed to realize its benefits under any of the Noteholder Documents giving the Agent a Lien upon any Collateral, whether owned by any Issuer or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, the Agent may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of the rights and remedies of the Agent under this Agreement.
          20. Subrogation. Subject to, and solely effective following, the payment in full in cash of all Obligations (other than unasserted contingent indemnity obligations), each Pledgor shall be subrogated to the rights of the Secured Parties to receive payments and distributions of cash, property and securities applicable to such Obligations. For purposes of such subrogation, no payments or distributions to the Secured Parties of any cash, property or securities to which the Secured Parties would be entitled except for this provision, and no payments over pursuant to the provisions of this paragraph to the Secured Parties by any Pledgor shall, as among the Company, its respective creditors (other than holders of such Obligations) and each of the Pledgors be deemed to be a payment or distribution by the Company to or on account of such Obligations.
          21. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Agent or any Secured Party in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by the Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Pledgor or any Issuer or upon the appointment of any intervenor or conservator of, or trustee or similar official for, any Pledgor or any Issuer or any substantial part of its assets, or otherwise, all as though such payments had not been made.
          22. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.
          23. Interpretation. Time is of the essence of each provision of this Agreement of which time is an element. To the extent any term or provision of this Agreement conflicts with the provisions of the Indenture and is not dealt with more specifically herein, the Indenture shall control with respect to such term or provision.

          24. Survival of Provisions. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Indenture the issuance of Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements, representations and warranties of each Pledgor set forth herein shall terminate only upon payment of the Secured Obligations and the termination of this Agreement in accordance with its terms.
          25. Statute of Limitations. Each Pledgor hereby waives the right to plead any statute of limitations as a defense to any indebtedness or obligation hereunder or secured hereby to the full extent permitted by law.
          26. Headings Descriptive. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
          27. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.
          28. GOVERNING LAW. THIS AGREEMENT IS GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
          29. WAIVER OF JURY TRIAL; JURISDICTION. EACH PLEDGOR HEREBY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, OR, AT THE AGENT’S OPTION, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND CONSENTS THAT ALL SERVICE OF PROCESS UPON SUCH PLEDGOR BE MADE BY REGISTERED MAIL OR MESSENGER DIRECTED TO SUCH PLEDGOR AT THE ADDRESS SET FORTH FOR SUCH PLEDGOR IN THE SECURITY AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH PLEDGOR AND THE AGENT HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY PLEDGOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.
          30. Incorporation by Reference. In connection with its appointment and acting hereunder the Agent is entitled to all rights, privileges, immunities, protections, benefits and indemnities provided to it as Trustee under the Indenture.

          31. Force Majeure. In no event shall the Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

          IN WITNESS WHEREOF, each of the undersigned Pledgors has caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.

NEENAH FOUNDRY COMPANY
ADVANCED CAST PRODUCTS, INC.
DALTON CORPORATION
MERCER FORGE CORPORATION,
each, as a Pledgor

Acting on behalf of each of the Pledgors

By:	/s/ Gary W. LaChey

Title: Corporate Vice President — Finance
and Chief Financial Officer

          By acceptance hereof as of this 29th day of December, 2006, the Agent agrees to be bound by the provisions hereof.

THE BANK OF NEW YORK TRUST COMPANY,
N.A., as Agent

By	/s/ Roxane Ellwanger

Title Assistant Vice President